EXHIBIT 99.10


                              AMENDED AND RESTATED
                          FOURTH FINANCIAL CORPORATION

                        1981 INCENTIVE STOCK OPTION PLAN
                                November 17, 1989

     1.  Purpose.  The  purpose of this 1981  Incentive  Stock  Option Plan (the
"Plan") is to encourage ownership in the Common Stock of Fourth Financial Corporation (the "Company") by key personnel of the Company and its subsidiaries and to provide additional incentive for them to continue in the employ of the Company and its subsidiaries and to promote the success of the Company's business.

     2. Stock Subject to the Plan. The maximum number of shares which may be issued upon exercise of Options granted under the Plan ("Options") shall be 200,000 shares of Common Stock, par value $5.00 per share, of the Company ("Common Stock"). Such shares may be either issued shares of Common Stock which shall have been reacquired by the Company or authorized but unissued shares of Common Stock as the Board of Directors of the Company (the "Board") shall from time to time determine. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such Option shall again become available for option pursuant to the Plan.

     3.   Participation in the Plan.

          (a) Options may be granted only to regular employees (including officers) of the Company or of any subsidiary of the Company who shall be selected as provided in Paragraph 11 hereof. A director of the Company or of a subsidiary who shall not at the time also be an employee of the Company or of a subsidiary thereof shall not be eligible to receive an Option under the Plan. An employee who shall have been granted an option under the Plan may be granted one or more additional Options. The term "subsidiary" as used in this Plan means a corporation more than 50% of the voting stock of which shall at the time be owned directly or indirectly by the Company.

          (b) No option shall be granted to an individual who owns Common Stock possessing more than ten percent of the total combined voting power of all classes of common stock of the Company or of its parent or subsidiary corporations.


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          (c) The  aggregate  fair market value  (determined  as of the time the
     Option is granted) of the Common Stock for which any employee may be granted Options before January 1, 1987, in any calendar year under the Plan and any other "Incentive Stock Option Plan" within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended, of the Company and its parent and subsidiary corporations shall not exceed $100,000 plus any "unused limit carryover" to such year. Effective for Options granted after
     December  31,  1986,  to  the  extent  the  aggregate   fair  market  value
     (determined as of the time of the Option is granted) of the Common Stock for which any employee may be granted Options under the Plan which are exercisable for the first time by such employee during any calendar year under the Plan and any other "Incentive Stock Option Plan" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), of the Company and its parent and subsidiary corporations exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Nothing in this Plan shall be construed to give anyone the right to be granted an Option, and neither the Plan nor the granting of an Option or the taking of any other action under the Plan shall constitute or be any evidence of any agreement or understanding, express or implied, that the Company or any of its subsidiaries will employ an Option holder for any period of time or in any position or at any particular rate of compensation.

     4. Option Prices. The purchase price of the Common Stock covered by each Option shall be not less than 100% of the fair market value of the Common Stock at the time of granting the Option. Such fair market value shall be determined by the Board (or any committee to which the Board shall have delegated pursuant to Paragraph 11 hereof power in that regard) but shall not be less than the mean between the reported bid and asked prices of the Common Stock on the date the Option is granted as reported by the NASDAQ quotation system. Notwithstanding the foregoing, the price at which Options may be exercised shall in all events be determined in a manner consistent with any regulations that may hereafter be promulgated from time to time by the Internal Revenue Service with respect to
Section 422A of the Code.

     5. Term of Options. The term of each Option shall be not more than ten years from the date of granting thereof and may be less than ten years. Each Option shall be subject to earlier termination as herein provided.

     6. Exercise of Options. An Option may be exercised in accordance with its terms at any time or from time to time after the granting thereof and the approval of this Plan by the stockholder of the Company in accordance with Paragraph 12 of the Plan. The purchase price of the shares purchased upon exercise of an Option shall be paid in full in cash at the time of the


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exercise,  but the  Board  of  Directors  may (but  shall  not be  required  to)
determine that shares may be purchased in whole or in part upon the exercise of Options with Common Stock of the Company. The Board of Directors may (but shall not be required to) permit the payment for Common Stock purchased under the Plan by means of a loan from the Company or from one of its subsidiaries for all or a portion of the purchase price, upon such terms and conditions as the Board may from time to time determine. Except as provided in Paragraph 8 hereof, an Option may not be exercised in whole or in part unless the holder thereof shall then be an employee of the Company or of a subsidiary of the Company. The holder of an Option shall not have any of the rights of a stockholder with respect to the shares covered by his Option until and except to the extent that the Option shall have been duly exercised. No Option granted before January 1, 1987 may be exercised by any individual while there is outstanding (within the meaning of subsection (c) (7) of Section 422A of the Code) any incentive stock option which was granted before the granting of such Option, to such individual to purchase stock in his employer corporation or in any corporation which (at the time of the granting of such Option) is a parent or subsidiary corporation of the employer corporation or is a predecessor corporation of any such corporations.

     7. Nontransferability of Options. An option shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the employee only by him. No Option or interest therein may be transferred, assigned, pledged, or hypothecated by the Optionee during his lifetime, by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

     8. Termination of Employment. All rights of an employee in an Option, to the extent it has not been exercised, shall terminate upon the death of the employee (except as hereinafter provided) or the termination of his employment for any reason other than disability or retirement because of age. In the case of termination by reason of disability, such rights shall terminate twelve months from the date of termination of employment and, in the case of retirement, three months from the date thereof. an Option shall not be affected by any temporary change of duties or position of the holder or any temporary leave of absence granted to him by the employing corporation. In the event of the death of the holder of an Option prior to termination of employment for any other reason, the unexercised portion of such Option may be exercised at any time within twelve months from the date of the holder's death by his executor, administrator, personal representative, or other person who has acquired the right to exercise the Option by bequest or inheritance, but in no event may any Option be exercised after the expiration of the terms of the Option as set forth in Paragraph 5 of the Plan.



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     9. Adjustments Upon Changes in  Capitalization.  Notwithstanding  any other provisions of this Plan, in the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, merger, consolidation, split-up, combination or exchange of shares, reorganization, liquidation, or the like, the aggregate number and class of shares of Common Stock available under the Plan and the number and class of shares subject to each outstanding Option and the option prices shall be appropriately adjusted by the Board, whose determination shall be conclusive.

     10. Termination and Amendment of the Plan. Unless the Plan shall be previously terminated as hereinafter provided, no Option shall be granted under the plan after ten years from the date the Plan is adopted by the Board of Directors. The Board of Directors may at any time prior to that date suspend or terminate the Plan and shall have the right to alter or amend the Plan or any part thereof at any time and from time to time as it may deem proper and in the best interest of the Company and to alter or amend the Plan in order that Options granted under the Plan shall qualify as "Incentive Stock Options" under
Section 422A of the Code or qualify under similar or successor provisions of the Code as amended from time to time, or conform with any change in applicable law or regulations or rulings of administrative agencies. Any termination, suspension. alteration or amendment of the Plan effected pursuant to this Paragraph 10 may be made by the Board of Directors without further action on the part of the stockholders of the Company; provided, that no such termination, suspension, alteration, or amendment shall (a) impair, without the consent of the Option holder, any Option theretofore granted to him under the Plan or deprive him of any Common Stock which he may have acquired under the Plan, or
(b) unless approved by the stockholders of the Company, (i) increase the total number of shares of Common Stock which may be purchased under the Plan, except as provided in Paragraph 9 hereof, (ii) extend the time during which options may be granted under the Plan, (iii) change the class of employees eligible to receive Options under the Plan, or (iv) change the manner of determining the Option price except to change the manner of determining the fair market value of the Common Stock. Any Option outstanding at the time of termination of the Plan shall remain in effect subject to the provisions of this Plan until the Option shall have been exercised or shall have expired.

11.  Administration of Plan.

          (a) The plan shall be administered under the general direction and control of the Board of Directors which may from time to time issue orders or adopt resolutions not inconsistent with provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. Subject to the provisions of the Plan, the Board of Directors shall have the plenary authority, in its discretion, to determine the time or times at which, and the


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     employees of the Company and its  subsidiaries  to whom,  Options  shall be granted, the purchase price, and the number of shares of Common Stock to be covered by each Option, and when each Option may be exercised.

          (b) The Board of Directors shall appoint a Stock Option and Stock Purchase Committee (the Committee") consisting of not fewer than three Directors, none of whom shall be officers of the Company or eligible to participate in the Plan while members of the Committee, and who shall serve at the pleasure of the Board. The Board of Directors may, from time to time, remove members from or add members to the Committee and shall fill all vacancies on the Committee. The Board of Directors may delegate to the Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under the Plan, except that the Committee shall not have the power to terminate, suspend, alter, or amend the Plan. The Options granted by such Committee may contain such terms and provisions as the Committee, in its discretion, deems desirable and appropriate, provided, however, that such additional terms shall not be inconsistent with any provision of the Plan or cause the Plan or the Options granted thereunder not to be classified as an Incentive Stock Option Plan and/or an Incentive Stock Option.

          (c) A majority of the Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present, or action authorized or approved in writing by a majority of the Committee, shall be deemed the action of the Committee.

     12. Effective Date of the Plan. The Plan shall be effective from the date of its adoption by the Board of Directors, and Options may be granted immediately after such adoption, but no Option may be exercised under the Plan unless and until the Plan has been approved by the stockholders of the Company at a meeting held within twelve months after the date of such adoption. The Plan shall terminate if it is not approved by the stockholders of the Company within twelve months from the date of its adoption by the Board of Directors.

     13. Government and Other Regulations. The obligations of the Company to sell and deliver shares of Common Stock shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as deemed necessary or appropriate by counsel for the Company.

     14. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan for approval of the stockholders of the company shall be construed as creating any limitations on the power of the Board of Directors to


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adopt such other incentive  arrangements  as it may deem  desirable,  including, without limitation, the granting of stock options otherwise than under the Plan.

15.  Merger; Change of Control.

     (a) If the Company shall be the surviving or resulting corporation in any merger or consolidation, each then outstanding Option granted hereunder shall pertain to and apply to the same number and type of shares of stock which a holder of the same number of shares of Common Stock subject to such Option was entitled to receive by reason of such merger or consolidation.

     (b) The holder of an Option granted hereunder shall have the right to exercise such Option, in whole or in part, (I) during the period beginning with the commencement of a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) which by its terms could result in a Change of Control of the Company and ending ten days after the first purchase of stock pursuant to such tender offer or exchange offer, (ii) during the 30-day period following a Change of Control of the Company, and (iii) during the 30-day period commencing on the date of approval by the stockholders of the Company of an agreement of merger or reorganization of the Company in which the Company will not survive as an independent, publicly-owned corporation, or of a plan of dissolution or disposition of substantially all of the assets of the Company.

     (c) At any time after the occurrence of a Change of Control, the Company shall have the right to cancel all outstanding Options granted hereunder by making cash payment to each holder of a then outstanding Option, with respect to each share of Common Stock covered by such Option, of the difference between the greatest per share amount of cash (and the fair market value of any other form of consideration) paid to the public stockholders of the Company in the transaction or transactions resulting in the Change of Control and the amount of cash that would have been paid by the Option holder to exercise such Option. The Company may not exercise any rights under this subparagraph (c) if the effect of such exercise would be to subject an Option holder to any liability under
Section 16 of the Securities Exchange Act of 1934, as amended.

     (d) "Change of Control" means the acquisition by any person, entity, or group (as such term is defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission adopted thereunder) of Common Stock in a transaction or series of transactions that results in such person, entity, or group owning beneficially 50% or more of the outstanding Common Stock; provided; that a merger or consolidation of the Company with or into another corporation shall not be deemed to be a Change of Control if, by reason of such


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merger or  consolidation,  the holders of Common  Stock  receive in exchange for their shares of Common Stock voting common stock of the surviving or resulting corporation that is registered under the Securities Exchange Act of 1934, as amended, and is either a security listed for trading on a national securities exchange or a security for which bid and asked quotations are reported in an automated quotations system operated by a national securities association.


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